BDO Seidman, LLP
Accountants and Consultants

100 Park Avenue
New York, New York 10017
Telephone: 212-885-8000
Fax: 212-697-1299

Consent of Independent Registered Public Accounting Firm

Maiden Holding, Ltd.
Hamilton, Bermuda

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 2009, relating to the consolidated financial statements and schedules of Maiden Holdings, Ltd. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Seidman, LLP

New York, New York

December 4, 2009